CHURCH & DWIGHT CO., INC.
POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints Patrick D. de Maynadier, La Fleur Browne and Cristina Paradiso, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign all reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, including all reports on Forms 3, 4 and 5 (each a "Report"), relating to securities of Church & Dwight Co., Inc. (the "Company"), and to sign any and all amendments to said Reports, and to file the same with the Securities and Exchange Commission and the New York Stock Exchange, any other national securities exchange on which securities of the Company may be from time to time listed, and/or the NASDAQ, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof and to:

	(1) 	execute Reports for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Reports, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	(3) 	take any other action of any type whatsoever in connection
 with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of
 Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of May, 2025.

				_____/s/ Mark J. Magazine__________
						Mark J. Magazine